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                                                               EXHIBIT NO. 23.1

                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 900,000 shares of common stock pertaining to the Incentive Program of Graham-Field Health Products, Inc. of our report dated March 8, 1996, with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

November  27, 1996